Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 3, 2014 relating to the financial statements, which appears in EDAP TMS SA's Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Lyon, France, April 22, 2014

PricewaterhouseCoopers Audit

Represented by
/s/ Elisabeth L’hermite
Elisabeth L’hermite